UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 4, 2010
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Rovi Corporation (the “Company”) was held on May 4, 2010. At the Annual Meeting, the nominees named in the Company’s proxy statement (each of whom is listed below) were elected by the stockholders to serve as directors for a one-year term. The stockholders also ratified the selection, by the Company’s Audit Committee, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The results of the votes for each of these proposals submitted to stockholders at the Annual Meeting were as follows:

Proposal No. 1: Election of Directors:

Name	For	Withheld	Broker Non-Votes
Alfred J. Amoroso	89,118,718	641,177	7,007,333
Andrew K. Ludwick	89,072,511	687,384	7,007,333
Alan L. Earhart	89,044,073	715,822	7,007,333
James E. Meyer	88,628,265	1,131,630	7,007,333
James P. O’Shaughnessy	89,058,462	701,433	7,007,333
Ruthann Quindlen	88,575,234	1,184,661	7,007,333

Proposal No. 2: Ratification of the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
96,731,658	21,685	13,885	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation

Date: May 5, 2010	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel